Exhibit 4.1

COMMON STOCK	COMMON STOCK

M-

This certificate is transferrable in New York and Minnesota.

MoneyGram International, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS (CUSIP 60935Y 10 9)

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.01 EACH, OF

MoneyGram International, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     WITNESS the facsimile signatures of the Corporation’s duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

(Seal)

Secretary	President

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between MoneyGram International, Inc. (the “Corporation”) and Wells Fargo Bank, N.A., dated as of           , 2004, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person or an Associate or Affiliate thereof (as defined in the Agreement), or certain transferees of such Person, may become null and void.

     The Corporation will furnish to any holder of this certificate, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Corporation authorized to be issued, so far as they have been determined, and the authority of the Board of Directors of the Corporation to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation at its principal executive offices.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Minor) (Cust)
JT TEN	—	as joint tenants with right
		of survivorship and not as		under Uniform Transfers to Minors Act
		tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

     For value received         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

                                                                                                                                                                                                                , Shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED BY:

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.